Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 26, 2026 with respect to the consolidated financial statements of Quantum Biopharma Ltd. (formerly, FSD Pharma Inc.) and its subsidiaries (the “Company”) as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, included in the Company’s Annual Report on Form 20-F of Quantum Biopharma Ltd. for the year ended December 31, 2025, as filed with the United States Securities and Exchange Commission. We consent to the incorporation by reference of the aforementioned report in the Company’s Registration Statement on Form F-3 (333-276264), as amended (the “Registration Statement on Form F-3”).

We also consent to the reference to our firm under the heading “Experts” and “Transfer Agent, Registrar and Auditor” in the Registration Statement on Form F-3.

Chartered Professional Accountants
Licensed Public Accountants
Mississauga, Canada
March 26, 2026

MNP LLP
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